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                                                                    EXHIBIT 10.1

                                                          DRAFT OF JULY 12, 1999

                              AFFILIATION AGREEMENT

        AFFILIATION AGREEMENT dated as of July __, 1999 between Genentech, Inc., a Delaware corporation (the "COMPANY") and Roche Holdings, Inc., a Delaware corporation ("ROCHE").

        WHEREAS, the Amended and Restated Governance Agreement dated as of October 25, 1995 between Roche and the Company (the "TERMINATED GOVERNANCE AGREEMENT") was terminated pursuant to its terms on June 16, 1999;

        WHEREAS, Roche owns, as of the date hereof, all of the outstanding common stock, par value $0.02 per share, of the Company (the "COMMON STOCK");

        WHEREAS, Roche expects to sell shares of Common Stock representing approximately __% of the Company's equity in a registered public offering (the "OFFERING");

        WHEREAS, Roche and the Company desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company after completion of the Offering; and

        WHEREAS, Roche and the Company also desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by Roche and its Affiliates (as defined herein) after completion of the Offering;

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, Roche and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        SECTION 1.01. Definitions.

        (a) "AFFILIATE" and "AFFILIATE" have the meaning defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (such Act, including the rules and regulations promulgated thereunder, the "1934 ACT").



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        (b)     "APPLICABLE STOCK" means, at any time, the (i) shares of Common
Stock owned by Roche and its affiliates at such time that were owned on the date hereof, plus (ii) shares of Common Stock purchased by Roche and its affiliates pursuant to Section 4.04 of this Agreement, plus (iii) shares of Common Stock that were issued to Roche and its affiliates in respect of shares described in either clause (i) or clause (ii) in any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event.

        (c) "BENEFICIAL OWNERSHIP" has the meaning defined in Rule 13d-3 promulgated under the 1934 Act.

        (d)     "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "EQUITY SECURITY" means any (A) voting stock of the Company (other than shares of voting stock not having the right to vote generally in any election of directors of the Company), (B) securities of the Company convertible into or exchangeable for such stock, and (C) options, rights and warrants issued by the Company to acquire such stock.

        (f) "INDEPENDENT DIRECTOR" means a director of the Company who is not (i) an officer of the Company, (ii) an employee, director, principal stockholder or partner of Roche or any affiliate of Roche, or (iii) an employee, director, principal stockholder or partner of an entity (other than the Company or any of its subsidiaries) that was dependent upon Roche or any affiliate of Roche for more than 10% of its revenues or earnings in its most recent fiscal year.

        (g) "MARKET PRICE" of any shares of Common Stock or Other Stock, as the case may be, on any date means (i) the average of the last sale price of such shares on each of the five trading days immediately preceding such date on the New York Stock Exchange, Inc. or, if such shares are not listed thereon, on the principal national securities exchange or automated interdealer quotation system on which such shares are traded or (ii) if such sale prices are unavailable or such shares are not so traded, the value of such shares on such date determined in accordance with agreed-upon procedures reasonably satisfactory to Roche and the Company.

        (h) "OTHER STOCK" means any class of the Company's capital stock other than Common Stock, and any other security of the Company that, in the opinion of Roche, will or is likely to be treated as stock for purposes of
Section 1504 of the Code.



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        (i)     "OWNERSHIP PERCENTAGE" means, at any time, the fraction,
expressed as a percentage and rounded to the next highest thousandth of a percent, whose numerator is the aggregate Value of the Applicable Stock and whose denominator is the sum of the aggregate Value of the outstanding shares of Common Stock of the Company plus Repurchased Shares; provided, however, that any shares of Common Stock issued by the Company in violation of its obligations under Section 4.04 of this Agreement shall not be deemed outstanding for the purpose of determining the Ownership Percentage.

        (j) "PARENT'S VOTING INTEREST" means the percentage of the outstanding Common Stock beneficially owned by Roche and its affiliates.

        (k) "REPURCHASED SHARES" means the aggregate Value of shares of the Company's Common Stock that are, from and after the date hereof, repurchased by the Company from its shareholders, less the aggregate Value of shares of Common Stock (up to the aggregate Value so repurchased) that are re-issued from and after the date hereof upon the exercise of stock options or otherwise.

        (l) "VALUE" means, with respect to any share of stock, the value of such share determined by Roche under principles applicable for purposes of
Section 1504 of the Code.

                                   ARTICLE 2
                              CORPORATE GOVERNANCE

        SECTION 2.01. Roche Approval Required for Certain Actions. The approval of the directors designated by Roche pursuant to the Company's bylaws shall be required to approve any of the following:

        (a) the acquisition by the Company of any business or assets that would constitute a substantial portion of the business or assets of the Company, whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

        (b) the sale, lease, license, transfer or other disposal of all or a substantial portion of the business or assets of the Company other than in the ordinary course of business, other than any such sale, lease, license, transfer or other disposal which is subject to the other provisions hereof;



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        (c)     the issuance of any Equity Securities or other capital stock of the Company, except for (i) issuances of shares of the Company's Common Stock, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, such Common Stock pursuant to any employee compensation plan that has been approved by Roche not exceeding 5% of the voting stock, (ii) issuances thereof upon the exercise, conversion or exchange of any outstanding Equity Securities or other capital stock; and (iii) other issuances thereof during any 24 month period not exceeding 5% of the voting stock of the Company outstanding at the beginning of such 24 month period; and

        (d) the repurchase or redemption of any Equity Securities or other capital stock of the Company, other than redemptions required by the terms thereof and purchases made at fair market value in connection with any deferred compensation plan maintained by the Company.

        For purposes of clauses (a) and (b), unless a majority of Directors shall have made a contrary determination in good faith, a "substantial portion of the business or assets of the Company" shall mean a portion of the business or assets of the Company accounting for 10% of the consolidated total assets, contribution to net income or revenues of the Company and its consolidated subsidiaries.

        Following the giving of a Governance Notice (as defined in Section 3.03 of the Company's bylaws) , until the additional Roche designees shall have taken office as directors of the Company, the Directors shall not take any action, or fail to take any action, except in the ordinary course of business, without the consent of Roche. Roche agrees to use its best efforts to cause such designees to take office, and for any necessary filings to be made with respect thereto to be made, as promptly as practicable following such Governance Notice.

        SECTION 2.02. Licensing and Marketing Arrangements. Except as otherwise provided in the Amended and Restated Agreement between Genentech, Inc. and F. Hoffmann -- La Roche Ltd Regarding Commercialization of Genentech's Products Outside of the United States dated as of [Date], 1999 (the "MARKETING AGREEMENT"), the Company will not, and will not permit any of its subsidiaries to, enter into any material licensing or marketing agreement with respect to any products, processes, inventions or developments made by the Company or any subsidiary of the Company unless it shall have first negotiated in good faith with Roche for a reasonable period of not less than three or more than six months with a view towards reaching a mutually beneficial licensing or marketing agreement with respect to such products, processes, inventions or developments.



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                                    ARTICLE 3
                               REGISTRATION RIGHTS

        SECTION 3.01. Registration. (a) The Company agrees that upon the request of Roche it will file one or more registration statements (each a "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "1933 ACT") as to the number of shares of Common Stock specified in such request (the "REGISTERED SHARES"). Roche shall have the right to designate the underwriters for any public offering of Registered Shares.

        (b) The Company agrees to (i) use its best efforts to have any registration of the Registered Shares declared effective as promptly as practicable after the filing thereof and (ii) to keep such registration statement effective for a period sufficient to complete the distribution of the Registered Shares. The Company further agrees to supplement or make amendments to the Registration Statement, if required by (x) the registration form utilized by the Company for such registration or by the instructions applicable to such registration form, (y) the 1933 Act or the rules and regulations thereunder or
(z) Roche (or any underwriter for Roche) with respect to information concerning Roche or such underwriter or the plan of distribution to be utilized with respect to the Registered Shares. The Company agrees to furnish to Roche copies of any such supplement or amendment prior to its being used or filed with the Securities and Exchange Commission (the "SEC").

        SECTION 3.02. Registration Procedures. Subject to the provisions of
Section 3.01 hereof, in connection with the registration of shares of Common Stock hereunder, the Company will as expeditiously as possible:

        (a) furnish to Roche, prior to the filing of a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents in such quantities as Roche may reasonably request from time to time in order to facilitate the disposition of the Registered Shares;

        (b) use all reasonable efforts to register or qualify the Registered Shares under such other securities or blue sky laws of such jurisdiction as Roche reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable Roche to consummate the disposition in such jurisdictions of the shares of Common Stock owned by Roche; provided that the Company will not be required to (i) qualify generally to do business in any



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jurisdiction where it would not otherwise be required to qualify but for this subsection (b), (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any such jurisdiction;

        (c) use all reasonable efforts to cause the Registered Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Roche to consummate the disposition of such shares of Common Stock;

        (d) notify Roche, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registered Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (e) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registered Shares;

        (f) make available for inspection by Roche, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by any Roche or any such underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration; provided that (i) records and information obtained hereunder shall be used by such persons only to exercise their due diligence responsibility and (ii) records or information which the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in the Registration Statement or
(y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction. Roche shall use reasonable efforts, prior to any such disclosure described in
(x) above, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement. Roche further agrees that it will, upon



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learning that disclosure of such Records or information is sought in a court or governmental authority, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential;

        (g) use all reasonable efforts to obtain a comfort letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by comfort letters as Roche reasonably requests;

        (h) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

        (i) use all reasonable efforts to cause all Registered Shares to be listed on each securities exchange on which similar securities issued by the Company are listed.

        SECTION 3.03. Conditions to Offerings. The obligations of the Company to take the actions contemplated by Sections 3.01 and 3.02 with respect to an offering of shares of Common Stock shall be subject to the condition that Roche shall conform to all applicable requirements of the 1933 Act and the 1934 Act with respect to the offering and sale of securities and advise each underwriter, broker or dealer (all of whom may be freely designated by Roche) through which any of the Registered Shares are offered that the Registered Shares are part of a distribution that is subject to the prospectus delivery requirements of the 1933 Act.

        The Company may require Roche to furnish to the Company such information regarding Roche or the distribution of the Registered Shares as the Company may from time to time reasonably request in writing, in each case only as required by the 1933 Act or the rules and regulations thereunder or under state securities or Blue Sky laws.

        Roche agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.02(d) hereof, Roche will forthwith discontinue disposition of Registered Shares pursuant to the registration covering such shares of Common Stock until Roche's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.02(d) hereof.



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        SECTION 3.04. Additional Conditions. The Company's obligations pursuant to Section 3.01 shall be suspended, for an aggregate period of up to sixty days in any 12-month period, if (i) the fulfillment of such obligations would require the Company to make a disclosure that would, in the reasonable good faith judgment of the Company's board of directors, be detrimental to the Company and premature, or (ii) the Company has filed a registration statement with respect to Equity Securities to be distributed in an underwritten public offering and it is advised by its lead or managing underwriter that an offering by Roche of the Registered Shares would materially adversely affect the distribution of such Equity Securities. Such obligations shall be reinstated (x) in the case of clause (i) above, upon the making of such disclosure by the Company (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental), and (y) in the case of clause (ii) above, upon the conclusion of any period (not exceeding 6 months) during which the Company would not, pursuant to the terms of its underwriting arrangements, be permitted to sell the Registered Securities for its own account.

        SECTION 3.05. Registration Expenses. All expenses incident to the performance of or compliance with this Article by the Company, including, without limitation, all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registered Shares), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Company, provided that any such expenses (other than internal expenses) of a registration shall be paid by Roche if such registration is the third (or any greater number) that the Company undertakes at Roche's request within a twelve month period. The Company shall pay any registration or filing fees payable under any federal or state securities or Blue Sky laws, provided that any such fees of a registration shall be paid by Roche if (i) such registration is the second (or any greater number) that the Company undertakes at Roche's request within a twelve month period or (ii) the Company has paid such fees pursuant to this sentence in connection with four previous registrations. The Company will not have any responsibility for any of the



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expenses of the holders of Registrable Securities incurred in connection with any registration hereunder including, without limitation, underwriting fees, discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities, counsel fees of such holders and travel costs.

        SECTION 3.06. Indemnification; Contribution. (a) Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, Roche, its directors and officers and each person who controls Roche (within the meaning of either the 1933 Act or the 1934 Act) against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus (each as amended and or supplemented, if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, provided that the Company shall not be required to indemnify any holder or its officers, directors or controlling persons for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to such holder furnished to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify each underwriter thereof, the officers and directors of such underwriter, and each person who controls such underwriter (within the meaning of either the 1933 Act or 1934 Act) to the same extent as provided above with respect to the indemnification of Roche; provided that such underwriter agrees to indemnify the Company to the same extent as provided below with respect to the indemnification of the Company by Roche.

        (b) Indemnification by Roche. In connection with any registration in which Roche is participating, Roche will furnish to the Company in writing such information and affidavits with respect to Roche as the Company reasonably requests for use in connection with any such registration, prospectus, or preliminary prospectus and agrees to indemnify the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company (within the meaning of either the 1933 Act or of the 1934
Act) to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished to the Company in writing by Roche expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

        (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any



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person in respect of which indemnity may be sought pursuant to Section 3.06(a)
or Section 3.06(b) such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this
Section 3.06(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement in entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.



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        (d)     Contribution. If the indemnification provided for in this
Section 3.06 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 3.06, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.06(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.06(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        If indemnification is available under this Section 3.06, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.06(a) and 3.06(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.06(d).

        SECTION 3.07. Rule 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as Roche may reasonably request, all to the extent required from time to time to enable Roche to sell shares of Common Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of



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Roche, the Company will deliver to Roche a written statement as to whether it has complied with such requirements.

        SECTION 3.08. No Inconsistent Agreements; etc. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to Roche in this Agreement.


                                    ARTICLE 4
                                    COVENANTS


        SECTION 4.01. Disposition by Roche. In the event that Roche and its affiliates shall dispose, in one or a series of integrally related transactions, of all or substantially all of their beneficial ownership of Common Stock to one or more Persons (a "SUCCESSOR"), (a) Roche shall (i) in the event that immediately prior to such transactions Roche and its affiliates own over 50% of the Company, either make or cause such Successor to make adequate arrangement for the simultaneous or prompt subsequent receipt by the holders of Common Stock of consideration for their Common Stock which (A) in a transaction in which the consideration is composed entirely of either (1) cash or (2) equity traded on a U.S. national securities exchange, is in the same form and amount(s) per share of Common Stock as that received by Roche and its affiliates, and (B) in any other type of transaction, either (1) is in the same form(s) and amount(s) per share of Common Stock as that received by Roche and its affiliates, or (2) has a value per share of Common Stock not less than the weighted average value (determined as of the time of receipt by Roche and its affiliates) per share of Common Stock received by Roche and such affiliates, such value to be determined by an investment bank of nationally recognized standing appointed by a committee of Independent Directors (an "INVESTMENT BANK") and (ii) cause such Successor to agree to be bound by the obligations of Roche under Sections 4.01, 4.02, and
4.03 hereof; and (b) the Company shall agree that such Successor shall succeed to the rights of Roche under Section 3.03 of the Company's bylaws.

        SECTION 4.02. Business Combinations with Roche. Roche agrees to require, as a condition to consummation of any merger of the Company with Roche or an affiliate of Roche or a sale of all or substantially all of the assets of the Company to Roche or an affiliate of Roche, that (i) such merger or sale receive the favorable vote of a majority of the shares of Common Stock voted at any meeting or adjournment thereof not beneficially owned by Roche and its affiliates, provided that no PERSON (as such term is defined in Section 16(a) of the 1934 Act) or GROUP (as defined in Section 13(d) of the 1934 Act) shall be entitled



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to cast more than 5% of the votes cast at such meeting, or, in the event such a favorable vote is not obtained, (ii) the value of the consideration to be received by the holders of Common Stock other than Roche and its affiliates in connection with such merger or sale shall be equal to or greater than the average of the means of the ranges of fair values for the Common Stock as determined by two Investment Banks. Roche also agrees that in the 90 days immediately preceding any proposal by Roche or an affiliate for a merger with the Company, it will not sell any shares of Common Stock, and it will cause its affiliates not to sell any shares of Common Stock. Roche further agrees that in the event of any merger of the Company with Roche or an affiliate of Roche or a sale of all or substantially all of the assets of the Company to Roche or an affiliate of Roche, each unvested option then outstanding under the Company's 1990 Stock Option/Stock Incentive Plan, as amended, the Company's 1994 Stock Option Plan, as amended, the Company's 1996 Stock Option/Stock Incentive Plan and the Company's 1999 Stock Option Plan or any other option plan of the Company shall (at the election of Roche in its sole discretion) either (x) be accelerated so that each such option shall become exerciseable immediately prior to the consummation of such transaction for the full number of shares of Common Stock covered by such option, (y) become exchangeable upon the consummation of such transaction for deferred cash compensation (vesting on the same schedule as the shares of Common Stock covered by such option) having a value equal to the product of (A) the number of shares of Common Stock covered by such option and
(B) the amount which Roche, in its reasonable judgment, considers to be equivalent in value to the consideration per share received by holders of shares of Common Stock other than Roche and its affiliates in the transaction, minus the exercise price per share under such option or (z) be canceled in exchange for a replacement option to purchase stock of the surviving corporation or any successor thereto in any such transaction with the terms of such options to provide value equivalent to that of the canceled option, such equivalent value to be determined in the reasonable discretion of Roche.

        SECTION 4.03. Compulsory Acquisitions. If Roche and its affiliates shall have owned, for more than two months, beneficial ownership of Common Stock in excess of 90% of the outstanding Common Stock, then Roche shall as soon as reasonably practicable effect a merger of the Company with Roche or an affiliate of Roche (either with the vote provided for in clause (i) of Section 4.02 or with the valuation provided for in clause (ii) of Section 4.02). In such event, each unvested option then outstanding under the Company's 1990 Stock Option/Stock Incentive Plan, as amended, the Company's 1994 Stock Option Plan, as amended, the Company's 1996 Stock Option/Stock Incentive Plan and the Company's 1999 Stock Option Plan or any other option plan of the Company shall (at the election of Roche in its sole discretion) either be treated in the manner set forth in clause (x), clause (y) or clause (z) under Section 4.02 above.



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

        SECTION 4.04. Tax Consolidation Provisions.

        (a) Common Stock Option. The Company hereby grants to Roche, on the terms and conditions set forth herein, a continuing right (the "COMMON STOCK OPTION") to purchase from the Company, at the times set forth herein, such number of shares of Common Stock as is necessary to allow Roche and its affiliates to maintain the then-current Ownership Percentage. The Common Stock Option shall be assignable, in whole or in part and from time to time, by Roche to any affiliate of Roche. The exercise price for the shares of Common Stock purchased pursuant to the Common Stock Option shall be the Market Price of the Common Stock as of the date of first delivery of notice of each exercise of the Common Stock Option by Roche (or its permitted assignee hereunder) to the Company.

        (b) Other Stock Option. The Company hereby grants to Roche, on the terms and conditions set forth herein, a continuing right (the "OTHER STOCK OPTION" and, together with the Common Stock Option, the "OPTIONS") to purchase from the Company, at the times set forth herein, such number of shares of Other Stock as is necessary to allow Roche and its affiliates to own 80 percent of each class of outstanding Other Stock. The Other Stock Option shall be assignable, in whole or in part and from time to time, by Roche to any affiliate of Roche. The exercise price for the shares of Other Stock purchased pursuant to the Other Stock Option shall be the Market Price of the Other Stock as of the date of first delivery of notice of each exercise of the Other Stock Option by Roche (or its permitted assignee hereunder) to the Company.

        (c) Notice. At least 20 business days prior to the issuance of any shares of Common Stock or the first date on which any event could occur that, in the absence of a full or partial exercise of the Common Stock Option, would result in a reduction in the Ownership Percentage, the Company will notify Roche in writing (a "COMMON STOCK OPTION NOTICE") of any plans that the Company has to issue such shares or the date on which such event could first occur. At least 20 business days prior to the issuance of any shares of Other Stock or the first date on which any event could occur that, in the absence of a full or partial exercise of the Other Stock Option, would result in Roche and its affiliates owning less than 80 percent of each class of outstanding Other Stock, the Company will notify Roche in writing (an "OTHER STOCK OPTION NOTICE" and, together with or separate from a Common Stock Option Notice, an "OPTION NOTICE") of any plans that the Company has to issue such shares or the date on which such event could first occur.

        Each Option Notice must specify the date on which the Company intends to issue such additional shares or on which such event could first occur (such



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

issuance or event being referred to herein as an "ISSUANCE EVENT" and the date of such issuance or event as an "ISSUANCE EVENT DATE"), the number of shares the Company intends to issue or may issue and the other terms and conditions of such Issuance Event.

        (d) Exercise. The Common Stock Option may be exercised by Roche (or any Roche affiliate to which all or any part of the Common Stock Option has been assigned) for a number of shares equal to or less than the number of shares that are necessary for Roche and its affiliates to maintain, in the aggregate, the Ownership Percentage. The Other Stock Option may be exercised by Roche (or any Roche affiliate to which all or any part of the Other Stock Option has been assigned) for a number of shares equal to or less than the number of shares that are necessary for Roche and its affiliates to own, in the aggregate, 80 percent of each class of outstanding Other Stock. Each Option may be exercised at any time after receipt of an applicable Option Notice and prior to the applicable Issuance Event Date by the delivery to the Company of a written notice to such effect specifying (i) the number of shares of Common Stock or Other Stock (as the case may be) to be purchased by Roche or any of its affiliates, and (ii) a calculation of the exercise price for such shares. Upon any such exercise of either Option, the Company will, prior to the applicable Issuance Event Date, deliver to Roche (or any Roche affiliate designated by Roche), against payment therefor, certificates (issued in the name of Roche or its permitted assignee hereunder, or as directed by Roche) representing the shares of Common Stock or Other Stock (as the case may be) being purchased upon such exercise. Payment for such shares shall be made by wire transfer or intrabank transfer to such account as shall be specified by the Company, for the full purchase price for such shares.

        (e) Effect of Failure to Exercise. Any failure by Roche to exercise either Option, or any exercise for less than all shares purchasable under either Option, in connection with any particular Issuance Event shall not affect Roche's right to exercise the relevant Option in connection with any subsequent Issuance Event; provided, however, that, in the case of the Common Stock Option, the Ownership Percentage following such Issuance Event in connection with which Roche so failed to exercise such Option in full or in part shall be recalculated as set forth in the definition thereof.

        (f) Notwithstanding anything to the contrary herein, the Company and Roche acknowledge that the procedures set forth above relating to the exercise of the Common Stock Option shall not apply where the Company is not capable of giving advance notice of the relevant Issuance Event. Roche and the Company agree that, in such case, the Common Stock Option shall be exercisable at such times and in such manner as Roche and the Company may from time to time agree, and otherwise by Roche in a reasonable time and manner.

        (g) The Company will adopt, implement as soon as practicable (but not more than 60 days after the Offering), and maintain a comprehensive, long-term common stock repurchase program (the "COMMON STOCK REPURCHASE PROGRAM") for general corporate purposes. The Company agrees that, pursuant to the Common Stock Repurchase Program, prior to any issuance of shares of Common Stock by the Company, it shall have repurchased a number of shares of Common Stock such that, immediately after such issuance, Roche's Ownership Percentage is equal to or greater than Roche's lowest Ownership Percentage at any time after the Offering but prior to such issuance; provided that (i) nothing in this
Section 4.04(g) shall require the Company to take any action that would, in the Company's reasonable determination, adversely affect the Company's accounting for its stock option and employee stock purchase plans, and (ii) the parties shall cooperate to effect repurchases in a manner that will not have a substantial adverse economic impact on the Company. It is understood that any reduction in the Company's cash position as a result of such repurchases is not a "substantial adverse economic impact."

        (h)     The Company shall:

                (i) provide to Roche at the end of each month, and at such other times as Roche may request, information as to (A) the total number of shares of Common Stock repurchased by the Company in the last month and on a year-to-date basis, (B) the total number of shares of Common Stock previously issued to date, (C) the Company's current forecasts as to future issuances, and (D) such other information as Roche may request in connection with Roche's ownership and tax consolidation objectives; and

                (ii) notify Roche within one business day after the date in any month in which the total number of shares of Common Stock issued by the Company in such month equals or exceeds 500,000.

        SECTION 4.05. No Inconsistent Actions. The Company agrees not to take, and agrees to cause its directors to refrain from taking, any action which could impede or delay the exercise by Roche of any of its rights under this Agreement.



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

                                    ARTICLE 5
                                  MISCELLANEOUS


        SECTION 5.01. Effectiveness. This agreement shall become effective only upon the closing of the Offering.

        SECTION 5.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

                       If to the Company, to:

                       Genentech, Inc.
                       One DNA Way
                       South San Francisco, CA 94080
                       Attention: Dr. Arthur D. Levinson
                       Facsimile: 650-225-2929

                       If to Roche, to:

                       Roche Holdings, Inc.
                       1201 North Orange Street
                       Wilmington, DE 19801
                       Attention: Corporate Secretary
                       Facsimile: 302-425-4713

                       with a copy to:

                       Roche Holding AG
                       CH 4070 Basel
                       Switzerland
                       Attention: Dr. Franz B. Humer
                       Facsimile: 011-41-61-688-5030

                       with a further copy to:

                       Davis Polk & Wardwell
                       450 Lexington Avenue
                       New York, NY 10017
                       Attention: Peter R. Douglas, Esq.
                       Facsimile: 212-450-4800
or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section.

        SECTION 5.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Roche and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

        (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 5.04. Specific Performance. The Company acknowledges and agrees that Roche's and the Company's respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company or Roche of the provisions of this Agreement, in addition to any remedies at law, Roche and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

        SECTION 5.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto except as provided herein.

        SECTION 5.06. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

        SECTION 5.07. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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

        SECTION 5.08. Termination. This Agreement (other than Article 3 and Sections 4.01, 4.02, 4.03, 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e), 4.04(f),
and 4.05) will terminate at such time as Roche and its affiliates dispose of beneficial ownership of Common Stock of the Company which disposition has the effect of causing Parent's Voting Interest to be less than 40% (a "TERMINATION EVENT").

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                        GENENTECH, INC.


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        ROCHE HOLDINGS, INC.


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:



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